EXHIBIT 10.4

FORM OF
AMENDMENT TO WARRANT
AND
AGREEMENT TO EXERCISE

This Amendment to Warrant dated _____________, 2004 between PURE CYCLE CORPORATION, a Delaware corporation (“Pure Cycle”) and ________________________ (“Warrantholder”).

RECITALS

WHEREAS, Warrantholder currently holds Warrant No. ______ to purchase ____________ shares of common stock of Pure Cycle (the “Warrant”); and

WHEREAS, Pure Cycle and Warrantholder desire to amend the Warrant to include a net exercise provision; and

WHEREAS, Warrantholder desires to exercise the Warrant by utilizing the value of the shares underlying the Warrant to pay the exercise price.

AGREEMENT

1.    Amendment of Warrant.

(a)  Section 1.1 of the Warrant shall be amended to add the following at the end thereof:

The holder may request to receive the number of shares of Common Stock to be issued pursuant to the Warrant exercise less the number of shares of Common Stock having a Quoted Price as of the exercise date equal to the aggregate Purchase Price for all shares of Common Stock being exercised at the time.

(b)  A new Section (e) shall be added to the definitions in the Warrant:

(e)  “Quoted Price” on any day means the last reported per share sales price of the Common Stock (or, if no sales prices are reported, the average of the high and low bid prices on the last preceding trading day) on the principal national or regional stock exchange upon which the Common Stock is listed, or, if the shares of Common Stock are not listed on a national or regional stock exchange, as quoted on The NASDAQ Stock Market or by the National Quotation Bureau Incorporated, on such day. In the absence of one or more such quotations, the Company shall be entitled to determine the Quoted Price on the basis of such quotations as shall be reasonable under the circumstances.

2.    Exercise of Warrant. Immediately following the amendment referred to in Section 1 above, Warrantholder will exercise the Warrant on a net exercise basis and Pure Cycle will issue to Warrantholder the number of shares of Pure Cycle common stock resulting from the utilization of a portion of the shares underlying the Warrant to pay the exercise price. The Common Stock will be issued free of any legend restricting transfer.

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3.    Effect of Exercise. Upon exercise of the Warrant, the Warrantholder shall cease to possess any rights or claims with respect to the Warrant.

4.    Representations and Warranties.

(a)  Authority. Warrantholder has all requisite right, power, authority and capacity to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by the Warrantholder. This Agreement is the valid and binding obligation of the Warrantholder, enforceable against the Warrantholder in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, redemption, reinstatement, and other laws affecting the rights or remedies of creditors generally and (b) general principles of equity.

(b)  Ownership of Warrant. Warrantholder owns the Warrant free and clear of any lien. Warrantholder has not taken any action to sell or otherwise transfer the Warrant or to mortgage, hypothecate or otherwise encumber the Warrant, or to grant any lien, pledge, option, encumbrance, adverse interest or claim of any kind on the incidents of ownership of the Warrant, including any right of first offer or other contractual obligation.

(c)  No Conflicts. The execution, delivery and performance by the Warrantholder of this Agreement does not and will not: (a) conflict with, violate, result in a breach of or constitute a default under any agreement, instrument or obligation to which the Warrantholder is a party or by which the Warrantholder is bound; (b) conflict with or violate any order, judgment, decree, statute, rule or regulation applicable to the Warrantholder; (c) result in the creation or imposition of any Lien against or upon the transferred interest; or (d) require any consent, approval or authorization of, or filing with, any governmental authority or any other third party.

(d)  Investment Representations. Warrantholder understands that the valuation of the common stock of Pure Cycle is uncertain and that such value derives significantly from future transactions and developments that are largely unknown and unknowable. Warrantholder has read and understands the public filings made by Pure Cycle with the Securities and Exchange Commission. In addition, Warrantholder has been given the opportunity to solicit from Pure Cycle all information relevant to valuation of the Pure Cycle common stock and Pure Cycle’s business and operations, and has received all the information requested. Warrantholder has made an investigation of the pertinent facts related to Pure Cycle and the common stock, and has reviewed all information regarding Pure Cycle to the extent he deems necessary in order to be fully informed with respect to the exercise of the Warrant. Warrantholder is a sophisticated investor, knowledgeable and experienced in securities, financial and business matters and in transactions of this nature, and has made his own assessment of the value of Pure Cycle and the common stock. Warrantholder is capable of evaluating the merits and risks of this transaction and is able to bear a complete loss of the investment in Pure Cycle common stock represented by exercise of the Warrant. Warrantholder understands that subsequent events may prove that the value of the common stock was higher or lower than the exercise price of the Warrant exercised hereunder. Warrantholder has consulted his own tax advisor with respect to the transactions surrounding this Agreement and is not relying on Pure Cycle for advice relating to the tax treatment of such transactions.

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5.  Release. Warrantholder hereby fully and forever releases and discharges Pure Cycle and its officers, directors, agents, employees, affiliates, successors and predecessors from any and all claims, demands, proceedings, causes of actions, orders, obligations, contracts, agreements, debts, guarantees, damages, expenses, costs, attorneys’ fees and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Warrantholder now has, has ever had or may hereafter have against Pure Cycle in connection with, related to or arising out of (i) the issuance of the Warrant and the financing transactions pursuant to which the Warrant was issued, (ii) Warrantholder’s purchase or exercise of the Warrant or (iii) the business, operations, management, financing, or other matters relating to Pure Cycle.

6.  Survival. Each of the covenants, representations and warranties of the Warrantholder made herein shall survive the Closing.

7.  Entire Agreement; Amendments; Waivers. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party against whom any waiver or amendment may be sought to be enforced. No action taken pursuant to this Agreement and no investigation by or on behalf of any party hereto shall be deemed to constitute a waiver by such party of compliance with any representation, warranty, covenant or agreement herein. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any part of any condition precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition waived.

8.  Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

9.  Headings and Exhibits. The section, exhibit and other headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

10.     Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same Agreement.

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11.     Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado, without giving effect to the principles of conflicts of law of such state.

PURE CYCLE CORPORATION

By:	/s/

Mark W. Harding, President

WARRANTHOLDER:

By:

Name:

Title:

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